Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of OpGen, Inc. of our report dated September 15, 2019 relating to the financial statements of the Curetis Business, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Amendment No. 1 to the Registration Statement.

Munich, Germany

December 20, 2019

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Dietmar Eglauer	ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)